RSC Topco, Inc. and Subsidiaries

Condensed Consolidated Financial Statements

As of March 31, 2025 and December 31, 2024, and for the Three Months Ended March 31, 2025 and 2024

RSC Topco, Inc. and Subsidiaries

Condensed Consolidated Financial Statements

As of March 31, 2025 and December 31, 2024, and for the Three Months

Ended March 31, 2025 and 2024

RSC Topco, Inc. and Subsidiaries

Condensed Consolidated Balance Sheets

(In Thousands)

(Unaudited)

	As of March 31,	As of December 31,
	2025	2024
Assets
Current assets:
Cash and cash equivalents	$171,325	$335,429
Restricted cash	560,599	579,635
Premiums, commissions, and fees receivable, net	751,986	862,869
Deferred reinsurance premiums ceded	361,358	420,287
Reinsurance recoverables	261,636	255,143
Prepaid expenses and other current assets	141,798	129,952
Total current assets	2,248,702	2,583,315
Property and equipment	46,727	43,637
Goodwill	3,523,142	3,496,079
Intangible assets, net	1,277,529	1,298,150
Other long-term assets	128,640	135,021
Total assets	$7,224,740	$7,556,202
Liabilities and Shareholders' Equity
Current liabilities:
Current portion of long-term debt	$66,800	$64,700
Current portion of purchase agreement obligations	153,723	271,396
Accounts payable and accrued expenses	153,893	205,381
Premiums payable	887,016	976,201
Loss and loss adjustment expense reserves	274,613	270,319
Unearned premiums	383,444	440,336
Ceded premiums payable	144,644	276,047
Other liabilities	223,510	219,867
Total current liabilities	2,287,643	2,724,247
Long-term liabilities:
Long-term debt, net of current portion	4,574,136	4,372,365
Purchase agreement obligation	253,595	285,461
Other long-term liabilities	73,341	69,036
Total long-term liabilities	4,901,072	4,726,862
Total liabilities	7,188,715	7,451,109
Mezzanine Equity:
Redeemable Series Preferred Stock, $0.01 par value per share, 300,000 issued and outstanding as of March 31, 2025 and December 31, 2024.	363,371	351,248
Shareholders' equity:
Common stock, $0.01 par value per share, 2,000,000,000 Voting shares authorized, 819,808,747 issued and outstanding as of March 31, 2025 and December 31, 2024; 5,000,000,000 Non-voting shares authorized, 742,237,229 and 733,278,306 shares issued and outstanding as of March 31, 2025 and December 31, 2024, respectively.	15,620	15,531
Additional paid-in capital	953,509	937,439
Accumulated deficit	(1,286,398)	(1,189,091)
Accumulated other comprehensive loss	(10,077)	(10,034)
Total shareholders' equity	(327,346)	(246,155)
Total liabilities, mezzanine equity and shareholders' equity	$7,224,740	$7,556,202

The accompanying notes are an integral part of these consolidated financial statements.

RSC Topco, Inc. and Subsidiaries

Condensed Consolidated Statements of Operations and Comprehensive Loss

(In Thousands)

(Unaudited)

	Three Months Ended March 31,
	2025	2024
Revenues:
Commissions	$337,590	$289,109
Fees	63,411	55,491
Contingency and profit-share	24,236	17,508
Insurance revenue	5,384	2,493
Total revenues	430,621	364,601

Expenses:
Commissions, employee compensation, and benefits	245,282	205,596
Professional services	34,542	27,559
Depreciation and amortization	40,594	35,134
Change in fair value of deferred purchase consideration	16,514	6,208
Other expenses	45,126	36,525
Total expenses	382,058	311,022
Operating income	48,563	53,579

Other income (expense):
Interest income	5,133	3,686
Other income, net	2,662	4,826
Interest expense	(110,735)	(108,990)
Total other expense	(102,940)	(100,478)

Loss before income taxes	(54,377)	(46,899)
Income tax expense	42,930	16,520
Net loss	(97,307)	(63,419)

Foreign currency translation	(43)	(2,232)
Comprehensive loss	$(97,350)	$(65,651)

The accompanying notes are an integral part of these consolidated financial statements.

RSC Topco, Inc. and Subsidiaries

Condensed Consolidated Statements of Shareholders' Equity

(In Thousands, Except Share Values)

(Unaudited)

	Mezzanine Equity		Shareholders’ Equity
	Series Preferred Stock		Common Stock		Additional Paid-In Capital	Accumulated Deficit	Accumulated Other Comprehensive Loss	Shareholders' Equity
	Shares	Amount	Shares	Amount
Balances as of December 31, 2024	300,000	$351,248	1,553,087,053	$15,531	$937,439	$(1,189,091)	$(10,034)	$(246,155)
Accretion of Preferred Stock to redemption value	—	12,123	—	—	(12,123)	—	—	(12,123)
Issuance of common stock	—	—	9,079,900	90	26,318	—	—	26,408
Repurchase of common stock	—	—	(120,977)	(1)	(350)	—	—	(351)
Stock-based compensation	—	—	—	—	2,225	—	—	2,225
Net loss	—	—	—	—	—	(97,307)	—	(97,307)
Foreign currency translation	—	—	—	—	—	—	(43)	(43)
Balances as of March 31, 2025	300,000	$363,371	1,562,045,976	$15,620	$953,509	$(1,286,398)	$(10,077)	$(327,346)

	Mezzanine Equity		Shareholders’ Equity
	Series Preferred Stock		Common Stock		Additional Paid-In Capital	Accumulated Deficit	Accumulated Other Comprehensive Loss	Shareholders' Equity
	Shares	Amount	Shares	Amount
Balances as of December 31, 2023	300,000	$306,449	1,520,898,181	$15,209	$884,180	$(820,588)	$2,664	$81,465
Accretion of Preferred Stock to redemption value	—	10,669	—	—	(10,669)	—	—	(10,669)
Issuance of common stock	—	—	1,067,509	11	1,425	—	—	1,436
Repurchase of common stock	—	—	(896,492)	(9)	(20,140)	—	—	(20,149)
Stock-based compensation	—	—	—	—	1,702	—	—	1,702
Net loss	—	—	—	—	—	(63,419)	—	(63,419)
Foreign currency translation	—	—	—	—	—	—	(2,232)	(2,232)
Balances as of March 31, 2024	300,000	$317,118	1,521,069,198	$15,211	$856,498	$(884,007)	$432	$(11,866)

The accompanying notes are an integral part of these consolidated financial statements.

RSC Topco, Inc. and Subsidiaries

Condensed Consolidated Statements of Cash Flows

(In Thousands)

(Unaudited)

	Three Months Ended March 31,
	2025	2024
Operating activities
Net loss	$(97,307)	$(63,419)

Adjustments to reconcile net loss to net cash used in operating activities:
Gain on investments, net	(310)	(246)
Depreciation and amortization expense	40,594	35,134
Stock-based compensation expense	2,225	1,702
Change in fair value of purchase agreement obligations	16,514	6,208
Amortization of deferred financing costs and debt discount	3,406	4,411
Allowance for credit losses	397	320
Deferred income taxes	42,171	13,367
Change in fair value of equity purchase agreement obligations	562	808
Payments of purchase agreement obligations	(114,697)	(38,775)
Effect of change in foreign currency	(6)	677

Changes in operating assets and liabilities:
Accounts receivable	29,678	144,943
Prepaid expenses and other current assets	(12,462)	(1,719)
Reinsurance recoverables	(6,493)	(31,737)
Deferred reinsurance premiums ceded	58,929	84,996
Other long-term assets	(986)	(946)
Premiums payable	6,990	(13,059)
Accounts payable and accrued expenses	(51,491)	(25,140)
Ceded premiums payable	(131,404)	(179,038)
Loss and loss adjustments expense reserves	4,294	22,877
Unearned premiums	(56,893)	(85,251)
Other current liabilities	(21,536)	(11,923)
Other long-term liabilities	10,631	(15,957)
Net cash used in operating activities	$(277,194)	$(151,767)
Investing activities
Purchases of property and equipment	$(6,033)	$(1,182)
Acquisition of businesses, net of cash acquired	(33,075)	(54,835)
Proceeds from sale of investments	693	246
Purchase of investments	(428)	(359)
Net cash used in investing activities	(38,843)	(56,130)

Financing activities
Borrowings under long-term debt arrangement	215,000	182,500
Repayments of long-term debt	(12,053)	(10,514)
Payments of purchase agreement obligations	(36,598)	(13,663)
Issuance of common stock	623	1,436
Repurchase of common stock	(18,464)	(20,149)
Fiduciary receivables and liabilities, net	(15,573)	(104,905)
Net cash provided by financing activities	132,935	34,705
Effect of exchange rate changes on cash	(38)	(392)
Net decrease in cash and restricted cash	(183,140)	(173,584)
Cash, cash equivalents, and restricted cash at beginning of period	915,064	999,522
Cash, cash equivalents, and restricted cash at end of period	$731,924	$825,938

Supplemental disclosure of cash flow information
Cash paid for interest	$112,889	$111,225
Cash paid for income taxes	848	2,524

Noncash investing and financing activities
Contingent or deferred purchase price in conjunction with acquisitions of businesses, net	$2,499	$1,517
Issuance of common stock for acquisitions of business	8,531	1,940

The accompanying notes are an integral part of these consolidated financial statements

RSC Topco, Inc. and Subsidiaries

Notes to Condensed Consolidated Financial Statements (Unaudited)

(In Thousands, Except Per Share and Share Values)

(Unaudited)

1. Description of the Business

RSC Topco, Inc., together with its consolidated subsidiaries, including Accession Risk Management Group, Inc., (the “Company”) provides insurance brokerage, wholesale brokerage, insurance programs, and professional services serving a wide range of medium size domestic and international commercial businesses. The Company’s corporate headquarters are located in Boston, Massachusetts, with additional sales offices located throughout the United States and Canada.

The Company primarily operates as an agent or broker. Within this space, the Company’s business is divided into Risk Strategies (“RSC”) and One80 Intermediaries (“One80”). RSC operates as a retail brokerage, risk management and reinsurance placement business primarily focused on property and casualty and employee benefits for small and middle-market businesses and individuals across a variety of industries. One80 operates as an alternative distribution and underwriting management business, offering specialized insurance solutions to insurers and other insurance agents and brokers.

While our business is primarily brokerage and professional services, we operate various ancillary insurance operations, including reinsurance companies that assume underwriting risk and series captive insurance companies (“SCICs”), primarily for the purpose of facilitating additional underwriting capacity and generating incremental revenues. The premiums and underwriting exposure related to the Company’s SCIC insurance operations are fully ceded to the client-owned captive cells such that SCIC operations have no underwriting risk on a net written basis.

2. Summary of Significant Accounting Policies

Basis of Presentation and Principles of Consolidation

The accompanying unaudited condensed consolidated financial statements and notes have been prepared in accordance with U.S. generally accepted accounting principles (“GAAP”) and Rule 3-05 of Regulation S-X promulgated under the Securities Act of 1933, as amended (the Securities Act). The condensed consolidated financial statements include the accounts of the Company and its wholly owned subsidiaries as of March 31, 2025. All significant intercompany balances and transactions have been eliminated in consolidation.

The unaudited condensed consolidated financial statements should be read in conjunction with the audited consolidated financial statements and notes included in the audited annual consolidated financial statements for the year ended December 31, 2024.

Significant Accounting Policies

Our significant accounting policies are detailed in Note 2. Summary of Significant Accounting Policies of the audited annual consolidated financial statements for the year ended December 31, 2024. There have been no changes to our significant accounting policies during the three months ended March 31, 2025.

RSC Topco, Inc. and Subsidiaries

Notes to Condensed Consolidated Financial Statements (Unaudited)

(In Thousands, Except Per Share and Share Values)

(Unaudited)

Use of Estimates

The preparation of financial statements in conformity with accounting principles generally accepted in the United States requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosures of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reported period. Actual results could differ from those estimates.

Cash and cash equivalents

Cash and cash equivalents are maintained at financial institutions and may exceed federally insured limits. Cash equivalents as of March 31, 2025 and December 31, 2024, consist of money market funds of approximately $25,000 and $79,500, respectively.

Deferred Policy Acquisition Costs

The Company capitalizes deferred policy acquisitions costs (“DACs”). DACs were $1,056 and $1,374 as of March 31, 2025 and December 31, 2024, respectively, which are included in Prepaid expenses and other current assets in the Condensed Consolidated Balance Sheets.

Recent Accounting Pronouncements

In December 2023, the FASB issued ASU 2023-09, Income Taxes (Topic 740) – Improvements to Income Tax Disclosures, which includes amendments that further enhance tax disclosures, primarily related to the rate reconciliation and required disclosure of income taxes paid by jurisdiction. This ASU is effective for public entities for fiscal years beginning after December 15, 2024. The Company is still assessing the effect of this update on the condensed consolidated financial statements and related disclosures.

In November 2024, the FASB issued ASU 2024-03: Disaggregation of Income Statement Expenses, which requires disclosures about the nature of expenses presented on the face of the income statement. The guidance is effective for annual periods beginning after December 15, 2026, and interim periods beginning after December 15, 2027, with early adoption permitted. The Company is currently evaluating the impact of this guidance on the disclosures in the condensed consolidated financial statements.

The Company has assessed other accounting pronouncements issued or effective through the issuance date of these condensed consolidated financial statements and for the three months ended March 31, 2025 and deemed they were not applicable to the Company or are not anticipated to have a material effect on the condensed consolidated financial statements.

3. Revenue Recognition

Our accounting policies related to revenue recognition are detailed in Note 3. Revenue Recognition of the audited annual consolidated financial statements for the year ended December 31, 2024. There have been no changes to these accounting policies during the three months ended March 31, 2025.

RSC Topco, Inc. and Subsidiaries

Notes to Condensed Consolidated Financial Statements (Unaudited)

(In Thousands, Except Per Share and Share Values)

(Unaudited)

The following tables present revenues disaggregated by revenue source:

	Three Months Ended March 31, 2025
	RSC	One80	Insurance	Total
Commissions(1)	$225,432	$112,158	$—	$337,590
Fees(2)	49,418	11,723	2,270	63,411
Contingency and profit share	17,398	6,838	—	24,236
Insurance revenues	—	—	5,384	5,384
Total revenues	$292,248	$130,719	$7,654	$430,621

(1)
Includes commissions and fees related to policy placement services, which are affected by fluctuations in premium rate levels and other factors that we do not control. Of these amounts, approximately $231,128 are recognized at a point in time and $106,462 are recognized over time.
(2)
Includes fees related to services other than securing coverage for our customers, including captive management services, actuarial, construction safety and other types of consulting work.

	Three Months Ended March 31, 2024
	RSC	One80	Insurance	Total
Commissions(1)	$204,248	$84,861	$—	$289,109
Fees(2)	39,001	14,849	1,641	55,491
Contingency and profit share	12,082	5,426	—	17,508
Insurance revenues	—	—	2,493	2,493
Total revenues	$255,331	$105,136	$4,134	$364,601

(1)
Includes commissions and fees related to policy placement services, which are affected by fluctuations in premium rate levels and other factors that we do not control. Of these amounts, approximately $211,115 are recognized at a point in time and $77,994 are recognized over time.
(2)
Includes fees related to services other than securing coverage for our customers, including captive management services, actuarial, construction safety and other types of consulting work.

RSC Topco, Inc. and Subsidiaries

Notes to Condensed Consolidated Financial Statements (Unaudited)

(In Thousands, Except Per Share and Share Values)

(Unaudited)

Contract Balances

The following schedule provides contract assets and contract liabilities information from contracts with customers accounted for under ASC 606.

	As of March 31,	As of December 31,
	2025	2024
Premiums, commissions, and fees receivable, net (1)	$573,678	$640,234
Costs to fulfill	8,981	8,981
Costs to obtain	44,526	43,559
Total contract assets and receivables	$627,185	$692,774
Contract liabilities	$34,360	$31,243
Total contract liabilities	$34,360	$31,243

(1)
The remainder of the balances within Premium, fees, and commissions receivable, net on the accompanying Condensed Consolidated Balance Sheets represents premium balances currently due from policyholders and fronting insurance carriers to the Company in its capacity as an insurer.

Under ASC 606, certain costs to obtain or fulfill a contract that were previously expensed as incurred have been capitalized. The Company capitalizes the incremental costs to obtain contracts primarily related to commissions or sales bonus payments. These deferred costs are classified as Other long-term assets on the accompanying Condensed Consolidated Balance Sheets and amortized over the expected life of the underlying customer relationships.

The Company also capitalizes certain pre-placement costs that are considered fulfillment costs that meet the following criteria: these costs (1) relate directly to a contract, (2) enhance resources used to satisfy the Company’s performance obligation and (3) are expected to be recovered through revenue generated by the contract. These costs are classified as Prepaid expenses and other current assets on the accompanying Condensed Consolidated Balance Sheets and amortized at a point in time when the associated revenue is recognized. Contract assets increased during the year ended December 31, 2024, due to growth in our business and from businesses acquired in the current year.

Deferred revenue (contract liabilities) primarily relates to advance consideration received from customers under the contract before the transfer of a good or service to the customer. Deferred revenue is reflected within Other liabilities.

Remaining Performance Obligations

The Company has applied the practical expedient not to present unsatisfied performance obligations for contracts with an original expected length of one year or less.

RSC Topco, Inc. and Subsidiaries

Notes to Condensed Consolidated Financial Statements (Unaudited)

(In Thousands, Except Per Share and Share Values)

(Unaudited)

4. Acquisitions

The Company completed three acquisitions during the three months ended March 31, 2025. The results of operations of the acquired companies are included in the condensed consolidated financial statements from the respective acquisition dates through March 31, 2025. The purchase price for each acquisition was determined based on the Company’s expectations of future earnings and cash flows. The purchase price was allocated to tangible assets, liabilities, and identifiable intangible assets acquired, based on their estimated fair values. The excess of purchase price over the aggregate fair values of the net assets acquired has been recorded as Goodwill. Goodwill acquired through asset purchases is amortizable for tax purposes, while the Goodwill acquired through equity purchases is not.

As detailed below, the acquisition costs associated with certain acquisitions include shareholder equity, usually issued through common stock. The value ascribed to the equity issued, as defined in the purchase agreements, was calculated on the acquisition dates by the Company. Most acquisitions include a potential contingent payment (purchase agreement obligation adjustment) which requires additional consideration to be paid by the Company to the sellers based on future revenues or earnings before interest, tax, depreciation and amortization (“EBITDA”). Management records subsequent changes in these estimated purchase agreement obligation adjustments, including the accretion of the discount, in the Condensed Consolidated Statements of Operations and Comprehensive Loss.

The purchase agreement obligation adjustment is calculated based upon the Company’s projections of the acquired company’s revenue and EBITDA growth, as applicable, and subsequently developing a range of potential purchase agreement obligation adjustments, with the resulting liability recorded being based upon a probability-weighted analysis of these potential outcomes. Amounts are generally payable from one to three years after the acquisition date depending upon stipulations within the respective acquisition agreements.

Transaction-related costs associated with each acquisition were expensed within Professional services in the Condensed Consolidated Statements of Operations and Comprehensive Loss.

RSC Topco, Inc. and Subsidiaries

Notes to Condensed Consolidated Financial Statements (Unaudited)

(In Thousands, Except Per Share and Share Values)

(Unaudited)

Three Months Ended March 31, 2025

Details surrounding each of the Company’s acquisitions are outlined in the table below:

	Schroeder Insurance	Cantor Insurance Group, LLC	GMC Advisors LLC	Total
Acquisition date	January 1, 2025	February 1, 2025	February 1, 2025
Type of acquisition	Asset	Asset	Asset

Acquisition cost:
Cash paid	$9,086	$12,655	$10,362	$32,103
Working capital reserve	177	200	92	469
Common stock	2,468	3,393	2,670	8,531
Fair value of purchase agreement obligation	862	1,006	631	2,499
Total acquisition cost	$12,593	$17,254	$13,755	$43,602

Purchase price allocation:
Assets
Tradename	$63	$85	$63	$211
Customer relationships	4,923	6,702	4,866	16,491
Goodwill	7,607	10,467	8,826	26,900
Total assets acquired	$12,593	$17,254	$13,755	$43,602

Number of shares of common stock issued	856,770	1,177,951	927,188	2,961,909

RSC Topco, Inc. and Subsidiaries

Notes to Condensed Consolidated Financial Statements (Unaudited)

(In Thousands, Except Per Share and Share Values)

(Unaudited)

The purchase price allocation for acquisitions purchased during the three months ended March 31, 2025, are based on estimates that are preliminary in nature and subject to adjustments. Any necessary adjustments must be finalized during the measurement period, which for a particular asset, liability, or non-controlling instrument ends once the acquirer determines that either (1) the necessary information has been obtained or (2) the information is not available. However, the measurement period for all items is limited to one year from the acquisition date. Items subject to change are the amounts of tangible and intangible assets that are subject to finalization of valuation analyses and amounts for contingencies which are pending the finalization of the Company’s assessment. Accordingly, amounts preliminarily allocated to goodwill and other intangible assets may be adjusted. Such amounts may be material and would primarily represent reclassifications between goodwill and other intangible assets.

Changes in the fair value of purchase agreement obligations during the three months ended March 31, 2025, were as follows:

Fair value of purchase agreement obligations as of December 31, 2024	$556,857
Acquisition date fair value of purchase agreement obligations recorded	2,499
Payments of purchase agreement obligations(1)	(168,552)
Changes in fair value of purchase agreement obligations	16,514
Fair value of purchase agreement obligations as of March 31, 2025	$407,318

(1)
Includes $151,295 paid in cash and $17,258 paid through issuance of Company common stock.

Changes in the fair value of purchase agreement obligations during the three months ended March 31, 2024, were as follows:

Fair value of purchase agreement obligations as of December 31, 2023	$417,208
Acquisition date fair value of purchase agreement obligations recorded	1,517
Payments of purchase agreement obligations	(53,955)
Changes in fair value of purchase agreement obligations	6,208
Fair value of purchase agreement obligations as of March 31, 2024	$370,978

RSC Topco, Inc. and Subsidiaries

Notes to Condensed Consolidated Financial Statements (Unaudited)

(In Thousands, Except Per Share and Share Values)

(Unaudited)

The aggregate maturities of the purchase agreement obligations are estimated as follows as of March 31, 2025:

Year ending December 31:
Remainder of 2025	$77,478
2026	86,783
2027	209,262
2028	33,795
Total	$407,318

5. Goodwill

The changes in the carrying value of Goodwill during three months ended March 31, 2025, were as follows:

Balance as of December 31, 2024	$3,496,079
Goodwill of acquired businesses	26,900
Goodwill adjustments during measurement period	183
Foreign currency translation adjustments during the period	(20)
Balance as of March 31, 2025	$3,523,142

6. Intangible Assets

As of March 31, 2025, intangible assets consist of the following:

	Carrying Value	Accumulated Amortization	Foreign Translation Adjustment	Net Carrying Value	Weighted Average Life in Years
Customer relationships	$1,867,976	$(636,661)	$3	$1,231,318	13.56
Tradenames	65,673	(54,802)	—	10,871	6.74
Developed technology	33,100	(7,226)	—	25,874	4.00
Favorable leasehold interests	1,487	(1,314)	—	173	8.94
Non-compete agreements	30,035	(20,742)	—	9,293	6.60
Total	$1,998,271	$(720,745)	$3	$1,277,529

RSC Topco, Inc. and Subsidiaries

Notes to Condensed Consolidated Financial Statements (Unaudited)

(In Thousands, Except Per Share and Share Values)

(Unaudited)

As of December 31, 2024, intangible assets consist of the following:

	Carrying Value	Accumulated Amortization	Foreign Translation Adjustment	Net Carrying Value	Weighted Average Life in Years
Customer relationships	$1,854,529	$(603,479)	$(3,422)	$1,247,628	13.56
Tradenames	65,538	(53,016)	—	12,522	6.74
Developed technology	33,100	(5,156)	—	27,944	4.00
Favorable leasehold interests	1,487	(1,289)	—	198	8.94
Non-compete agreements	30,036	(20,178)	—	9,858	6.60
Total	$1,984,690	$(683,118)	$(3,422)	$1,298,150

Amortization expense recorded related to amortizable intangible assets for the three months ended March 31, 2025 and 2024, was approximately $37,627 and $31,810, respectively.

Estimated future amortization expense for amortizable intangible assets is as follows as of March 31, 2025:

Year ending December 31:
Remainder of 2025	$114,185
2026	131,063
2027	128,921
2028	122,161
2029	116,348
Thereafter	664,851
Total	$1,277,529

7. Allowance for Credit Losses

The allowance for credit losses is based on a number of factors, including the balance, historical write-offs, aging of balances, and other quantitative and qualitative analyses. The Company periodically reviews the adequacy of the allowance and makes adjustments, as necessary. Recoveries of accounts receivable previously written off are recorded if and when received.

As it relates to our investments, we regularly review our individual investment securities for factors that may indicate that a decline in fair value of an investment has resulted from an expected credit loss, including:

•
the financial condition and near-term prospects of the issuer, including any specific events that may affect its operations or earnings;
•
the extent to which the market value of the security is below its cost or amortized cost;
•
general market conditions and industry or sector specific factors;

RSC Topco, Inc. and Subsidiaries

Notes to Condensed Consolidated Financial Statements (Unaudited)

(In Thousands, Except Per Share and Share Values)

(Unaudited)

•
nonpayment by the issuer of its contractually obligated interest and principal payments; and
•
our intent and ability to hold the investment for a period of time sufficient to allow for the recovery of costs.

The allowance for credit losses for uncollectible reinsurance recoverables is based on an estimate of the balance that will ultimately be unrecoverable due to reinsurer insolvency, a contractual dispute, or any other reason. Refer to Note 9. Reinsurance for further information on the allowance for credit losses for reinsurance recoverables.

An analysis of the allowance for credit losses related to the Company’s Premiums, commissions, and fees receivable, net for the three months ended March 31, 2025 and March 31, 2024 is provided below.

	Three Months Ended March 31,
	2025	2024
Balance at beginning of period	$19,162	$14,051
Provisions charged to operations	397	320
Accounts written-off, net of recoveries	(1,132)	(41)
Balance at end of period	$18,427	$14,330

The Company did not record an allowance for credit losses related to investments for the three months ended March 31, 2025 and 2024.

RSC Topco, Inc. and Subsidiaries

Notes to Condensed Consolidated Financial Statements (Unaudited)

(In Thousands, Except Per Share and Share Values)

(Unaudited)

8. Loss and Loss Adjustments Expense Reserves

The following table summarizes the changes in the Loss and loss adjustments expense reserves, gross of reinsurance, for the three months ended March 31, 2025.

Loss and loss adjustments expense reserves, as of December 31, 2024	$270,319
Reinsurance recoverables on losses and LAE as of December 31, 2024	(255,143)
Loss and loss adjustments expense reserves, net of reinsurance recoverables as of December 31, 2024	15,176
Add provisions for loss and loss adjustments expense reserves occurring in:
Current period	3,927
Prior years	53
Net incurred losses and LAE during the current period	3,980
Deduct payments for losses and LAE occurring in:
Current period	666
Prior years	5,513
Net claim and LAE payments during the current year	6,179

Loss and loss adjustments expense reserves, net of reinsurance recoverables as of March 31, 2025	12,977
Reinsurance recoverables on losses and LAE as of March 31, 2025	261,636
Loss and loss adjustments expense reserves as of March 31, 2025	$274,613

As a result of adverse loss experience across the group accident and health insurance business, changes in estimates of provisions of losses and loss adjustment expenses were made resulting in increases of $53 for the three months ended March 31, 2025, which are within the Condensed Consolidated Statements of Operations and Comprehensive Loss as Other expenses.

9. Reinsurance

The effects of reinsurance on premiums written, assumed, and earned were as follows:

	Three Months Ended March 31,
	2025		2024
	Written	Earned	Written	Earned
Direct premiums	$73,648	$118,464	$66,846	$126,118
Assumed premiums	9,899	22,037	2,774	28,484
Ceded premiums	(76,188)	(135,117)	(67,268)	(152,109)
Net premiums	$7,359	$5,384	$2,352	$2,493

RSC Topco, Inc. and Subsidiaries

Notes to Condensed Consolidated Financial Statements (Unaudited)

(In Thousands, Except Per Share and Share Values)

(Unaudited)

The effects of reinsurance on incurred losses and LAE, which are presented within Other expenses, were as follows:

	Three Months Ended March 31,
	2025	2024
Direct losses and LAE	$5,833	$20,382
Assumed losses and LAE	4,470	1,592
Ceded losses and LAE	(6,323)	(20,635)
Net losses and LAE	$3,980	$1,339

Reinsurance recoverables

The following table provides details of the Reinsurance recoverables balance as of March 31, 2025, and as of December 31, 2024:

	As of March 31,	As of December 31,
	2025	2024
Reinsurance recoverable on unpaid losses and expenses	$261,351	$254,858
Reinsurance recoverable on paid losses and loss expenses	285	285
Reinsurance recoverables	$261,636	$255,143

As of March 31, 2025 and December 31, 2024, the Company’s reinsurers are all captive cells related to the SCIC operations. To mitigate exposure to credit risk for these reinsurers, the Company evaluates the financial condition of the reinsurer and may hold substantial collateral (in the form of funds withheld, trusts and letters of credit) as security.

10. Property and Equipment, net

Property and equipment consist of the following:

	As of March 31,	As of December 31,
	2025	2024
Furniture and fixtures	$9,187	$8,626
Office equipment	4,058	4,053
Computer equipment and software	78,216	72,951
Leasehold improvements	12,670	12,444
Total	104,131	98,074
Less: Accumulated depreciation and amortization	(57,404)	(54,437)
Property and equipment, net	$46,727	$43,637

RSC Topco, Inc. and Subsidiaries

Notes to Condensed Consolidated Financial Statements (Unaudited)

(In Thousands, Except Per Share and Share Values)

(Unaudited)

Depreciation and amortization expense relating to property and equipment for the three months ended March 31, 2025 and 2024, was approximately $2,967 and $3,324, respectively.

Included in computer equipment and software are capitalized costs to develop various internal use software of approximately $3,429 and $304 as of March 31, 2025 and 2024, respectively. The Company will begin depreciating these assets upon completion of the application development phase which is estimated to be in 2025 and 2026.

11. Fair Value Measurements

The following tables summarize the fair value measurements of assets and liabilities that are measured at fair value on a recurring basis.

	As of March 31, 2025
	Level 1	Level 2	Level 3	Total
Assets
Fixed maturity securities:
Corporate obligations	$—	$11,327	$—	$11,327
U.S. government obligations	5,589	—	—	5,589
Municipal obligations	—	2,375	—	2,375
Equities and other investments:
Common stocks	3,490	—	—	3,490
Exchange traded funds	507	—	—	507
Other investments (1)	113	—	—	113
Total	$9,699	$13,702	$—	$23,401

Liabilities
Purchase agreement obligations	$—	$—	$407,318	$407,318
Total	$—	$—	$407,318	$407,318

(1)
Other investments include mutual funds and Real Estate Investment Trusts.

RSC Topco, Inc. and Subsidiaries

Notes to Condensed Consolidated Financial Statements (Unaudited)

(In Thousands, Except Per Share and Share Values)

(Unaudited)

	As of December 31, 2024
	Level 1	Level 2	Level 3	Total
Assets
Fixed maturity securities:
Corporate obligations	$—	$10,519	$—	$10,519
U.S. government obligations	8,781	—	—	8,781
Municipal obligations	—	861	—	861
Equities and other investments:
Common stocks	1,999	—	—	1,999
Exchange traded funds	860	—	—	860
Other investments (1)	74	—	—	74
Total	$11,714	$11,380	$—	$23,094

Liabilities
Purchase agreement obligations	$—	$—	$556,857	$556,857
Total	$—	$—	$556,857	$556,857

(1)
Other investments include mutual funds and Real Estate Investment Trusts.

All investments depicted in the table above are included in Prepaid expenses and other current assets and purchase agreement obligations are included in Current portion of purchase agreement obligations or Purchase agreement obligation on the accompanying Condensed Consolidated Balance Sheets. Unrealized gains and losses on fixed maturity and equity securities held as of March 31, 2025 and as of December 31, 2024, were immaterial. Unrealized gains and losses recognized on equity securities held during the three months ending March 31, 2025 and as of December 31, 2024, were also immaterial.

The Company determines the fair value of purchase agreement obligations based on a probability weighted approach derived from an assessment with respect to the likelihood of achieving the defined criteria. The measurement is based upon significant inputs not observable in the market. Changes in the fair value of the Company’s purchase agreement obligations are recorded as income or expense within Change in fair value of deferred purchase consideration in the Condensed Consolidated Statements of Operations and Comprehensive Loss in the period of such changes.

Changes in the fair value of purchase agreement obligations attributed to acquisitions are disclosed in Note 4. Acquisitions.

Pledged certificates of deposit and pledged U.S. Treasury notes are included in Prepaid expenses and other current assets on the accompanying Condensed Consolidated Balance Sheets. Investment income and realized gains and losses, net of investment expenses are included in Other income, net on the accompanying Condensed Consolidated Statements of Operations and Comprehensive Loss.

The carrying values of Cash and cash equivalents Restricted cash, Premiums, commissions, and fees receivable, net and Accounts payable and accrued expenses approximate their fair values due to the short-term nature of these instruments.

RSC Topco, Inc. and Subsidiaries

Notes to Condensed Consolidated Financial Statements (Unaudited)

(In Thousands, Except Per Share and Share Values)

(Unaudited)

12. Long Term Debt

Unitrust

On October 31, 2019, an indirect wholly-owned subsidiary of the Company entered into a credit agreement (the “Unitrust”) with a financial institution for an initial term loan and delayed draw facilities, and subsequently amended the Unitrust to provide for incremental term loans, delayed draw facilities, and a revolving line of credit. The eighth amendment to the Unitrust was executed on August 15, 2024, which allowed for a new delayed draw term commitment in the amount of $900,000 (“2024 Delayed Draw Facility”), increased the revolving line of credit by $100,000 and reduced the applicable margin on the interest rate by 0.75%. During the three months ended March 31, 2025, the Company borrowed $215,000 under the Unitrust.

As of March 31, 2025, the components of the Company’s long-term debt under the Unitrust were as follows:

Unitrust Facility	Outstanding	Available
Term Loan	$1,508,351	$—
Tranche B Term Loan (2020)	384,531	—
Term Loan Tranche C (2021)	803,606	—
2022 Delayed Draw Tranche 2 Term Loan	929,805	—
2023 Delayed Draw Tranche 2 Term Loan	692,296	—
2024 Delayed Draw Term Facility	350,031	548,750
Revolving line of credit	—	148,607
Total	$4,668,620	$697,357
Less: Unamortized debt discount and issuance costs	(46,484)
Less: Current portion(1)	(48,000)
Long term debt, net of debt discount and current portion	$4,574,136

(1)
The remainder of the Company’s Long-term debt, net of current portion on the accompanying Condensed Consolidated Balance Sheets of $18,800 is related to the Subordinated Promissory Notes discussed below.

The Unitrust also provides for a letter of credit commitment of $10,000. As of March 31, 2025, approximately $5,034 of costs associated with the revolving line of credit and delayed draw term commitments are included in Other long-term assets on the Condensed Consolidated Balance Sheets.

Principal payments of $12,053 are due in quarterly installments. The outstanding principal balance is due in a balloon payment upon maturity on November 1, 2029. Interest is due and payable on a quarterly basis. All borrowings under the Unitrust bear interest at a variable interest rate equal to the Secured Overnight Financing Rate subject to a floor of 0.75%, plus a margin of 4.75%. The weighted average interest rate on outstanding borrowings under the Unitrust was 9.05% and 9.25% as of March 31, 2025 and as of December 31, 2024, respectively.

The Unitrust long-term debt is subject to certain financial covenants, the most restrictive of which is the ratio of consolidated indebtedness to consolidated EBITDA (the “Consolidated Total Leverage Ratio”). The provisions of

RSC Topco, Inc. and Subsidiaries

Notes to Condensed Consolidated Financial Statements (Unaudited)

(In Thousands, Except Per Share and Share Values)

(Unaudited)

the Unitrust also include certain covenants and restrictions on indebtedness, financial guarantees, business combinations, dividends and distributions, and other related items as defined by the agreements.

Substantially all of the Company’s tangible and intangible assets are pledged as collateral under the Unitrust, which also contains an excess cash flow clause that could require principal prepayment based on a cash flow calculation as defined by the agreement. The Unitrust also contains a subjective acceleration clause, whereby if the Company’s business, assets, or financial condition materially changes, at the lender’s discretion, the outstanding borrowings could become current.

For the three months ended March 31, 2025, the Company was in compliance with all debt covenants.

Subordinated Promissory Notes

One June 1, 2023, an indirect wholly owned subsidiary of the Company entered into a $9,800 subordinated promissory note in connection with the acquisition of the assets of Johnson Financial Group, Inc. The note accrues interest at 10% per annum and matures at the earlier of June 1, 2025, or a change in control of the Company.

On June 30, 2023, an indirect wholly owned subsidiary of the Company entered into a $9,000 a subordinated promissory note in connection with the acquisition of the assets of First Insurance Group of the Midwest, Inc. The note accrues interest at 10% per annum and matures at the earlier of June 30, 2025, or a change in control of the Company.

Annual aggregate future principal payments of all long-term debt as of March 31, 2025, are as follows:

Year ending December 31:	Amount
Remainder of 2025	$52,647
2026	48,000
2027	48,000
2028	48,000
2029	4,490,773
Total	$4,687,420

13. Mezzanine Equity

On August 14, 2023, (“Issuance Date”), the Company issued 300,000 shares of Senior Preferred Stock (“Preferred Stock”) with an aggregate liquidation preference of $300,000 to investors in exchange for cash consideration of $291,000. Shares of Preferred Stock are nonconvertible. Each holder of Preferred Stock is entitled to approximately 304 votes and ranks senior to the Company’s common stock described in Note 14. Equity.

Dividends on the Preferred Stock are cumulative and accrue on a daily basis at an annual dividend rate on the liquidation preference (equal the sum of the initial liquidation preference and all accrued, accumulated, and unpaid dividends). The initial annual dividend rate will be 13.25% per annum for the first six years. For the next

RSC Topco, Inc. and Subsidiaries

Notes to Condensed Consolidated Financial Statements (Unaudited)

(In Thousands, Except Per Share and Share Values)

(Unaudited)

two years the annual dividend rate will be 13.75% and then increase to 14.25% per annum for each year thereafter.

Shares of the Preferred Stock are redeemable at the Company’s option at any time, in whole or in part, in cash at the defined redemption price. Preferred Shares are also contingently redeemable upon specific material events (“Trigger Events”) which include, a change of control, the consummation of a primary initial public offering (“IPO”) or other events. The redemption price will be equal to the liquidation preference plus accrued but unpaid dividends, and an early premium amount which may be up to 3% of the amount otherwise payable depending on the time at which a redemption is triggered or exercised.

Commencing on the 10th anniversary of the Issuance Date, majority holders of the Series A Preferred Stock shall have a right to require the Company to consummate a transaction that would result in a change of control of the Company. If the Company breaches such covenant or fails to consummate such transaction sale within 12 months after such demand is issued, the majority holders may elect an additional member to the board of directors.

Shares of the Preferred Stock issued and outstanding are accounted for as redeemable shares in the mezzanine section on the Company’s Condensed Consolidated Balance Sheets as the shares are redeemable outside of the Company’s control. As of March 31, 2025 and December 31, 2024, shares of the Series A Preferred Stock were considered probable of becoming redeemable. The Company has elected to adjust the carrying value of the redeemable Series A Preferred Stock to their earliest redemption value through the accretion method. In the absence of retained earnings, adjustments to the redemption value were recorded against additional paid-in capital.

As of March 31, 2025 and December 31, 2024, the accrued and unpaid dividends and other accretion to the expected redemption amount of the Preferred Stock amounted to approximately $72,372 and $60,248, respectively. The Company has not declared a distribution of dividends on the Preferred Stock to date.

14. Equity

The Company is authorized to issue 7,000,000,000 shares of common stock with a par value of $0.01 per share consisting of 2,000,000,000 shares designated as voting common stock (“Voting Common Stock”) and 5,000,000,000 shares designated as non-voting common stock (“Non-voting Common Stock”). Each holder of Voting Common Stock is entitled to one vote. Holders of Non-voting Common Stock are not entitled to a vote, however the approval of a majority of the holders of Non-voting Common Stock are required for certain actions.

In 2020, a wholly owned subsidiary of the Company issued “Exchangeable Shares” with an aggregate fair value of $18,538 as part of the consideration paid for an acquisition. Each Exchangeable Share can be exchanged on a one-for-one basis with the Company’s Non-voting Common Stock under certain conditions. These Exchangeable Shares do not have participation rights in the wholly owned subsidiary from which they are issued; rather, they are economically equivalent to the Company’s Non-Voting Common Stock. There were no exchanges as of March 31, 2025.

RSC Topco, Inc. and Subsidiaries

Notes to Condensed Consolidated Financial Statements (Unaudited)

(In Thousands, Except Per Share and Share Values)

(Unaudited)

During 2023, the Company entered into various agreements with former employees to repurchase approximately 20,459,000 shares of common stock, with a fair value at signing of $46,851. No new agreements were entered into during 2025. As of March 31, 2025 and December 31, 2024, the Company is obligated to repurchase 628,500 and 6,761,124 shares of common stock, with a fair value of $1,854 and $19,404, respectively. Payments are presented within the Condensed Consolidated Statements of Cash Flows as repurchase of common stock in the year the cash is paid. During the three months ended March 31, 2025, the Company repurchased 6,132,624 shares of common stock with a fair value of $18,091 subject to these agreements and 120,977 shares of common stock with a fair value of $351 not subject to these agreements.

15. Income Taxes

The provision for income taxes for the three months ended March 31, 2025 and 2024, was $42,930 and $16,520, respectively, and the effective tax rate for the periods was (78.9)% and (35.2)%, respectively. The difference between the Company’s effective tax rate for 2025 and the US statutory rate of 21% was primarily due to the valuation allowance recognized against deferred tax assets.

16. Commitments and Contingencies

Commitments

The Company’s operations are conducted in leased facilities which provide the Company the right to use the underlying asset and require lease payments for the duration of the lease term which are included in Other liabilities and Other long-term liabilities in the Company’s Condensed Consolidated Balance Sheets.

Legal Proceedings

The Company is subject to various legal proceedings that arise in the ordinary course of business and would accrue for liabilities associated with these proceedings for which the Company considers it probable that future expenditures will be made and for which such expenditures could be reasonably estimated. The Company does not believe it is a party to any claims, lawsuits or legal proceedings that will have a material adverse effect on its consolidated financial condition and results of operations. Where it is determined, in consultation with internal and external counsel that are handling the Company’s defense in these matters and based upon a combination of litigation and settlement strategies, that a loss is probable and estimable in a given matter, the Company establishes an accrual.

In all pending litigation matters, the Company believes it has accrued adequate reserves. The Company continuously monitors any proceedings as they develop and adjusts its accruals and disclosures as needed.

Regulatory Requirements and Restrictions

Through its subsidiaries, the Company is subject to the laws and regulations of territories in which the Company underwrites insurance business including Bermuda, United States (multiple states), Turks and Caicos, and the Bahamas. Territory regulations cover all aspects of the Company’s business and are generally designed to protect the interests of insurance policyholders, as opposed to the interests of stockholders.

RSC Topco, Inc. and Subsidiaries

Notes to Condensed Consolidated Financial Statements (Unaudited)

(In Thousands, Except Per Share and Share Values)

(Unaudited)

As of March 31, 2025 and December 31, 2024, the Company’s total capital requirements for the insurance business was $20,708 and $20,500, respectively.

All dividend payments require prior approval from the relevant regulator.

17. Related Party Transactions

As of March 31, 2025 and December 31, 2024, Kelso & Company (“Kelso”), through its affiliates, owns 819,808,747 shares of the Company’s common stock.

In July 2020, the Company entered into a note receivable with an employee for $3,011 for certain indemnity claims related to the acquisition of a company in 2019.

Under a management services agreement with Kelso, the Company pays Kelso a quarterly fee and reimburses out-of-pocket expenses. Total expenses recorded for the three months ended March 31, 2025 and 2024 was approximately $625 for each period, respectively.

The Company provides insurance brokerage and related services to Kelso and several Kelso portfolio companies. Total revenue recognized for the three months ended March 31, 2025 and 2024 was approximately $1,209 and $238, respectively.

The Company leases certain properties from related parties who are employees of the Company. Rent expense recorded under these arrangements for the three months ended March 31, 2025 and 2024 was approximately $1,310 and $1,181, respectively.

The Company utilizes ResourcePro for various administrative functions. Total expenses recorded for the three months ended March 31, 2025 and 2024 was approximately $2,910 and $2,768, respectively.

The Company utilizes WilliamsMarston for finance consulting services. Total expenses recorded for the three months ended March 31, 2025 and 2024 was approximately $1,111 and $129, respectively.

In September 2022, the Company entered into notes receivable with certain employees for the purpose of purchasing Company shares. Interest is payable and adjusted monthly equal to the Wall Street Journal Prime Rate minus 1.25%. The interest rate as of March 31, 2025, was 6.25%. Annual principal payments of 20% of the original principal are due commencing September 2025. The outstanding principal is due and payable on the earlier of maturity date, 30 days after termination of employment or other separation from the Company, or an event of default. The notes mature in September 2029. Outstanding principal balance was approximately $1,450 as of March 31, 2025.

RSC Topco, Inc. and Subsidiaries

Notes to Condensed Consolidated Financial Statements (Unaudited)

(In Thousands, Except Per Share and Share Values)

(Unaudited)

18. Subsequent Events

The Company has performed an evaluation of subsequent events through July 28, 2025, which is the date the condensed consolidated financial statements were available to be issued.

On May 16, 2025, the Company borrowed $26,000 from the 2024 Delayed Draw in order to fund purchase agreement obligation payments.

On June 10, 2025, the Company entered into a definitive agreement to sell its business to Brown & Brown, Inc. (the “Buyer”). The aggregate purchase price is $9,825,000, subject to customary adjustments for cash, indebtedness, working capital, and transaction expenses. The transaction is expected to close in the third quarter of 2025, subject to customary closing conditions and regulatory approval.

On June 24, 2025, the Company granted 24,185,185 in Restricted Stock Units that vest upon a change in control.

On June 30, 2025, the Company borrowed $53,250 from the 2024 Delayed Draw with $9,250 used in connection with the asset acquisition of Zia Insurance Agency, Inc., Tyra Enterprises, Inc. and Capital Insurance Services, LLC. The Company used the remaining $44,000 to fund certain deferred purchase obligation payments.